Exhibit 10.1

VOTING AND STANDSTILL AGREEMENT

This Voting and Standstill Agreement (this “Agreement”), dated as of October 2, 2017, is by and between EnteroMedics Inc., a Delaware corporation (“Parent”), and                            (“Stockholder”).

A.                                    Parent, ReShape Medical, Inc., a Delaware corporation (the “Company”), Nixon Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Nixon Subsidiary Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent, and the stockholder representatives named therein have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other things, the Merger Sub is to merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

B.                                    In connection with the Merger, Stockholder became the Beneficial Owner (as defined below) of that number of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”), and series C convertible preferred stock, par value $0.01 per share, of Parent (“Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Shares”), as set forth beside Stockholder’s name on Schedule A hereto.

C.                                    Parent has required that Stockholder enter into this Agreement as a condition and inducement to the willingness of Parent to enter into the Merger Agreement.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
Voting Agreement

1.1                               Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law (the “DGCL”) with respect to the Subject Shares (as defined below).

1.2                               Agreement to Vote.

(a)                                 From the date of this Agreement until the Expiration Date (as defined below), Stockholder will (and, if applicable, will cause any of its Affiliates who have the right to vote or direct the voting of any Subject Shares (as defined below) to) (i) appear at any meeting of stockholders or otherwise cause any Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or consent pursuant to an action by written consent of the stockholders, if applicable) the Subject Shares with respect to any matter in which the vote (or, if applicable, consent) of the holders of Parent’s capital stock is required for or against such matter in the same manner as and in the same proportion as the votes cast on the matter (determined separately in respect of any series or vote, and disregarding abstentions) by the holders of voting securities of Parent entitled to vote thereon other than Stockholder, its Affiliates and any Other Stockholder (as defined below), in each case, other than with respect to any Parent Preferred Stock Matter.

(b)                                 Stockholder will not enter into any agreement with any Person (other than Parent) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date)

directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares, the effect of which would be inconsistent with or violate any provision contained in this Section 1.2.  Any vote or consent (or withholding of a vote or consent or otherwise abstaining from voting or consenting) by Stockholder that is not in accordance with this Section 1.2 will be considered null and void, and the provisions of the Proxy will be deemed to take immediate effect.

(c)                                  The Parent may, in its sole discretion, waive the provisions of this Section 1.2 as to any matter brought to the stockholders of Parent for a vote (or consent pursuant to an action by written consent of the stockholders, if applicable).

1.3                               Revocation of Proxies.  Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and Stockholder hereby revokes any and all prior proxies with respect to the Subject Shares.  Prior to the Expiration Date, Stockholder will not directly or indirectly grant any proxies or powers of attorney (other than to Parent), deposit any of the Subject Shares into a voting trust or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.

ARTICLE II.
Standstill Provisions

2.1                               Standstill.  From the date of this Agreement until the Expiration Date, Stockholder agrees that it will not, and will cause each of its controlled Affiliates (as such term is defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (collectively and individually, the “Stockholder Affiliates”) to not:

(a)                                 (i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consent to vote or advise, encourage or influence any person with respect to the voting of any securities of Parent or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of Parent”) for the election of individuals to the board of directors of Parent (the “Board”) or to approve shareholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to Parent (as such terms are defined or used under the Exchange Act), in each case, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any shareholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), (ii) make or be a proponent of any shareholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or (iii) initiate, encourage or participate in any “withhold” or similar campaign, directly or indirectly;

(b)                                 form, join, encourage, influence, advise or in any way participate in any group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Stockholder Affiliates with respect to any securities of Parent or otherwise in any manner agree, attempt, seek or propose to deposit any securities of Parent in any voting trust or similar arrangement, or subject any securities of Parent to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(c)                                  sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of Parent (including the Subject Shares) or any rights decoupled from the underlying securities of Parent held by Stockholder or any Stockholder

Affiliate to any person or entity not a (i) party to this Agreement or an agreement substantially similar to this Agreement, (ii) member of the Board, (iii) officer of Parent or (iv) a Stockholder Affiliate (a “Third Party”), in each case, that would knowingly result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time, except in a transaction approved by the Board;

(d)                                 (i) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving Parent or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), (ii) frustrate or seek to frustrate any Extraordinary Transaction proposed or endorsed by Parent, or (iii) make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause (d) will not preclude the (x) tender (or action not to tender) by Stockholder or a Stockholder Affiliate of any securities of Parent into any tender or exchange offer or the conversion of any securities of Parent in any merger or similar transaction, or (y) vote by Stockholder or a Stockholder Affiliate of any securities of Parent with respect to any Extraordinary Transaction (in accordance with the terms of this Agreement);

(e)                                  engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of Parent;

(f)                                   (i) call or seek to call any meeting of Parent stockholders, including by written consent, (ii) seek representation on, or nominate any candidate to, the Board, (iii) seek the removal of any member of the Board, (iv) solicit consents from Parent stockholders or otherwise act or seek to act by written consent, or (v) conduct a referendum of Parent stockholders;

(g)                                  take any action in support of or make any proposal or request that constitutes: (i) controlling, changing or influencing the Board or management of Parent, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (ii) any material change in the capitalization, stock repurchase programs and practices, capital or asset allocation programs and practices or dividend policy of Parent; (iii) any other material change in Parent’s management, business or corporate structure; (iv) seeking to have Parent waive or make amendments or modifications to Parent’s certificate of incorporation or by-laws, or other actions, that may impede or facilitate the acquisition of control of Parent by any person; (v) causing a class of securities of Parent to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of Parent to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; provided, however, that this clause (g) will not preclude the (x) tender (or action not to tender) by Stockholder or a Stockholder Affiliate of any securities of Parent into any tender or exchange offer or the conversion of any securities of Parent in any merger or similar transaction, or (y) vote by Stockholder or a Stockholder Affiliate of any securities of Parent with respect to any Extraordinary Transaction (in accordance with the terms of this Agreement);

(h)                                 make any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged, Parent, any of Parent’s Affiliates, or any of Parent’s past, present or future officers or directors appointed during the term of this Agreement;

(i)                                     other than litigation to enforce the provisions of, or asserting any claim with respect to, this Agreement, Parent’s certificate of incorporation or bylaws, the Series C Certificate of Designation, or any other contract or agreement with Parent any of its Affiliates, or any of their respective past, present or future directors, officers or employees, including the Merger Agreement, institute, solicit or assist or join as a party (or threaten to institute, solicit, assist or join as a party), any action, complaint, litigation, arbitration, or similar proceeding against or to which Parent, its Affiliates or any of their respective past, present or future directors, officers or employees appointed during the terms of this agreement (including derivative actions) is a party;

(j)                                    make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, Parent, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(k)                                 enter into any discussions, negotiations, agreements or understandings with any Third Party to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; or

(l)                                     request, directly or indirectly, any amendment or waiver of the foregoing.

Notwithstanding anything herein to the contrary, and for the avoidance of doubt, nothing in this Agreement, including this Section 2.1 shall prohibit Stockholder or any of its Affiliates from directly or indirectly (i) participating in or giving instruction to the Company Holder Committee with respect to its duties owing to the Company Holders, including the designation of two (2) Persons to be elected to the Board, (ii) serving on the Board and fulfilling his or her duties as a member of the Board, and (iii) enforcing the provisions of, or asserting any claim with respect to, this Agreement, Parent’s certificate of incorporation or bylaws, the Series C Certificate of Designation, or any other contract or agreement with Parent any of its Affiliates, or any of their respective past, present or future directors, officers or employees, including the Merger Agreement.

2.2                               Private Communications.  The provisions of Section 2.1 will not be deemed to prohibit Stockholder or its directors, officers, partners, employees, members or agents (acting in such capacity) (“Representatives”) from communicating privately with, or from privately requesting a waiver of any of the foregoing provisions of Section 2.1 from, Parent’s directors or officers, so long as such communications or requests are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or requests. Stockholder further agrees that the provisions of Section 2.1 will apply, mutatis mutandis, with respect to (x) any and all of Parent’s subsidiaries and (y) any and all other entities in which Parent, to the knowledge of Stockholder, directly or indirectly, beneficially owns at least 20% of the outstanding capital stock, in each case to the same extent as such provisions apply with respect to Parent.

ARTICLE III.
Definitions

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement.  In addition, for purposes of this Agreement:

“Parent Preferred Stock Matter” means any matter that requires the affirmative vote or consent of the Holders of a majority of the then outstanding shares of the Parent Preferred Stock, voting as a separate class, including in accordance with Section 4 of the Series C Certificate of Designation.

“Affiliate” means, with respect to any specified Person, a Person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  For purposes of this Agreement, with respect to Stockholder, “Affiliate” does not include Parent and the Persons that directly or indirectly through one or more intermediaries are controlled by Parent.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Other Stockholders” means other Persons who have entered into voting and standstill agreements with Parent on terms substantially similar to those in this Agreement.

“Person” has the meaning ascribed thereto in the Merger Agreement.

“Series C Certificate of Designation” means Parent’s Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, dated as of October 2, 2017 (as amended from time to time).

“Subject Shares” means, with respect to Stockholder, without duplication, (i) the shares of Parent Common Stock acquired by Stockholder in connection with the Merger as described on Schedule A, and (ii) any additional shares of Parent Common Stock acquired by Stockholder or over which Stockholder acquires Beneficial Ownership from and after the date hereof, including shares of Parent Common Stock acquired upon the conversion of shares of Parent Preferred Stock.  Without limiting the other provisions of this Agreement, in the event that Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Expiration Date as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, combination, recapitalization, subdivision, or other similar transaction, the number of Subject Shares subject to this Agreement will be equitably adjusted to reflect such change.

ARTICLE IV.
Representations, Warranties and Additional Covenants of Stockholder

Stockholder represents, warrants and covenants to Parent that:

4.1                               Ownership.  Stockholder is the sole Beneficial Owner and the record and legal owner of the Parent Shares identified on Schedule A, subject to Parent’s due authorization and valid issuance thereof, and such shares constitute all of the capital stock of Parent that are Beneficially Owned by Stockholder.  Subject to Parent’s due authorization and valid issuance thereof, Stockholder has good and valid title to all of the Parent Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Parent Shares and there are no restrictions on rights of disposition or other liens or encumbrances pertaining to such Parent Shares other than pursuant to this Agreement and compliance with applicable securities laws.  None of the Parent Shares are subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Parent Shares.

4.2                               Authority and Non-Contravention.

(a)                                 Stockholder is a [       ] duly organized, validly existing and in good standing under the laws of the State of [       ].  Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)                                 Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)                                  Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any government authority for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d)                                 Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of the Parent Shares are bound, or violate any permit of any government authority, or any applicable law or order to which Stockholder, or any of the Parent Shares, may be subject, or (ii) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the Parent Shares; except, in each case, for conflicts, violations, defaults or liens or encumbrances that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

(e)                                  Stockholder has requisite voting power and requisite power to issue instructions with respect to the matters set forth in Article II hereof and requisite power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Parent Shares, with no limitations, qualifications or restrictions on such rights, in each case, to the extent permitted by applicable law.

4.3                               Total Shares.  Except as set forth on Schedule A, Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Parent Shares or any securities convertible into or exchangeable or exercisable for Parent Shares.

4.4                               Reliance.  Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE V.
Representations, Warranties and Covenants of Parent

Parent represents, warrants and covenants to Stockholder that, assuming due authorization, execution and delivery of this Agreement by Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent.

ARTICLE VI.
Term and Termination

This Agreement will become effective immediately following completion of the Merger.  This Agreement will terminate upon the earliest of (a) the date that Stockholder and its Affiliates no longer Beneficially Own at least 5% of the outstanding capital stock of Parent or (b) written notice by Parent to Stockholder of the termination of this Agreement (the date of the earliest of the events described in clauses (a) and (b), the “Expiration Date”).  The termination of this Agreement will not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement, and Article VII of this Agreement will survive any termination of this Agreement.

ARTICLE VII.
General Provisions

7.1                               Action in Stockholder Capacity Only.  Stockholder is entering into this Agreement solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of the Parent Shares and not in Stockholder’s capacity as a director or officer of the Company.  Nothing herein will limit or affect Stockholder’s ability to act as an officer or director of the Company.

7.2                               No Ownership Interest.  Nothing contained in this Agreement will be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares.

7.3                               Legends.  Until the Expiration Date, the certificates representing the Parent Shares held by Stockholder will bear a legend making reference to the existence of this Agreement, including the voting agreement and irrevocable proxy pursuant to Article I and the standstill provisions pursuant to Article II.

7.4                               Notices.  All notices and other communications hereunder must be in writing and will be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) or e-mail to the parties at the following addresses (or at such other address for a party as specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until received:

if to Parent or Merger Sub, to:

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

Attention: Dan W. Gladney, President and Chief Executive Officer

Facsimile No.: (651) 634-3212

Email: dwgladney@enteromedics.com

with a copy (which will not constitute notice) to:

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402

Attention:  Bruce A. Machmeier and Brett R. Hanson

Facsimile No.: (612) 607-7100

Email: bmachmeier@foxrothschild.com

bhanson@foxrothschild.com

If to Stockholder, to Stockholder’s address set forth on Schedule A.

7.5                               Publicity.  Unless required by applicable law or permitted by the Merger Agreement, Stockholder will not, and will not authorize or direct any of its Affiliates or representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent in each instance.

7.6                               Further Actions.  Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.  Stockholder hereby agrees that Parent may publish and disclose in any filing made by Parent with the SEC, the Nasdaq Stock Market or other applicable regulatory authority, the Stockholder’s identity and ownership of any Parent Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to any other filing made by Parent with the SEC.  Stockholder agrees to (x) provide any information reasonably requested by Parent for any such regulatory application or filing and (y) notify Parent promptly of any additional shares of capital stock of Parent of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

7.7                               Entire Agreement and Modification.  This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate.  The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

7.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

7.9                               No Third-Party Rights.  Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent.  This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Stockholder and the successors and permitted assigns of Parent.  Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

7.10                        Enforcement of Agreement.  Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages.  Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Parent may be entitled, at law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

7.11                        Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

7.12                        Governing Law.  This Agreement and all claims, causes of action (whether in contract, tort or statute) or other matter that may be based upon, arise out of, or relate to this Agreement, or the execution or performance of this Agreement (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement) the Merger or the other Transactions or matters contemplated herein (“Relevant Matters”), shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, including its statute of limitations.

7.13                        Exclusive Jurisdiction.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery in connection with any and all Relevant Matters (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware).  Each party agrees not to commence any legal proceedings related to any Relevant Matter except in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in any federal court within the state of Delaware).  By execution and delivery of this Agreement, each party hereto and the Stockholders irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with Relevant Matters and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever.  The parties hereto and the Stockholders irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder.  Any such service of process shall be effective upon delivery.  Nothing herein shall affect the right to serve process in any other manner permitted by applicable law.  The parties hereto and the Company Holders hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

7.14                        Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument.  This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

7.15                        Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

7.16                        Interpretation and Construction.  When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is used in the inclusive sense of “and/or.”  The terms “or,” “any” and “either” are not exclusive. When used herein, the words “to the extent” shall be deemed to be followed by the words “but only to the extent.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement will be decided without regards to events of drafting or preparation.

IN WITNESS WHEREOF, the parties hereto have caused this Voting and Standstill Agreement to be duly executed as of the day and year first above written.

PARENT:	ENTEROMEDICS INC.

By:
Name: Scott Youngstrom
Title: Chief Financial Officer

STOCKHOLDER:	[ENTITY NAME]

By:
Name:
Title:

[NATURAL PERSON NAME]

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

[Voting and Standstill Agreement]

SCHEDULE A

NAME AND	PARENT SHARES
ADDRESS OF STOCKHOLDER	BENEFICIALLY OWNED
[Name]	shares of common stock
[Address 1]
[Address 2]	shares of series C convertible preferred stock
[E-mail]

[Voting and Standstill Agreement]

EXHIBIT A

IRREVOCABLE PROXY

This Irrevocable Proxy (this “Proxy”) is being executed and delivered pursuant to that certain Voting and Standstill Agreement (the “Voting Agreement”) dated October 2, 2017, by and between EnteroMedics Inc. (“Parent”) and the undersigned stockholder (“Stockholder”).  This Proxy will be effective from the date hereof until the Expiration Date.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Voting Agreement.

To effectuate and secure Stockholder’s obligations to vote Parent’s capital stock in accordance with Section 1.2 of the Voting Agreement, Stockholder hereby appoints the Chief Executive Officer of Parent, the Chief Financial Officer of Parent and the Secretary of Parent, or any of them from time to time, or their designees, as Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution (each a “Proxy Holder”), to vote (or consent pursuant to an action by written consent of the stockholders, if applicable) the Subject Shares with respect to any matter in which the vote (or, if applicable, consent) of the holders of Parent’s capital stock is required for or against such matter in the same manner as and in the same proportion as the votes cast on the matter (determined separately in respect of any series or vote, and disregarding abstentions) by the holders of voting securities of Parent entitled to vote thereon other than Stockholder, its Affiliates and any Other Stockholder (as defined below) , in each case, other than with respect to any Parent Preferred Stock Matter.

Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares at any time prior to the Expiration Date.

This Proxy is irrevocable, is coupled with an interest and is granted in consideration of Parent entering into the Merger Agreement.  The Stockholder agrees that this proxy will be irrevocable until the Expiration Date and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Parent as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, will be valid and binding on any Person to whom Stockholder may transfer any of his, her or its Subject Shares in breach of the Voting Agreement.  The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

This Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy.  Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated: October 2, 2017

[ENTITY NAME]

By:
Name:
Title:

[NATURAL PERSON NAME]

Number of Parent Shares owned of record or Beneficially Owned as of the date of this Proxy:

shares of common stock

shares of series C convertible preferred stock

[Irrevocable Proxy]